Overview Reference is made to the $1.035 billion loan (the “Mortgage Loan”), secured by the following assets (collectively, the “Collateral”): (i) the fee and/or leasehold interests in 307 hotel properties (each a “Mortgaged Property” and collectively, the “Mortgaged Properties”) and (ii) a cash flow pledge relating to six hotel properties that are ground leased from third parties and one fee hotel property that are not subject to a mortgage (the “Cash Flow Properties” and together with the Mortgaged Properties, collectively the “Portfolio” or the “Properties”). On May 30, 2018 (the “Origination Date”), JPMorgan Chase Bank, National Association (“JPMCB” or the “Lender”) originated a $1.035 billion Mortgage Loan to 23 special purpose entities (the “Borrowers”) that are 100% owned and controlled by CorePoint Operating Partnership L.P. (the “Loan Sponsor”). The Properties are subject to an operating lease between the Borrowers and CorePoint TRS L.L.C. (the “Operating Lessee”). Following the origination of the Mortgage Loan, a portion of the Mortgage Loan in the amount of $517,500,000 was assigned to an affiliate of The Blackstone Group L.P. Concurrently with the origination of the Mortgage Loan, JPMCB, KeyBank National Association and Société Générale provided a $150.0 million revolving credit facility (the “Revolver” and, together with the Mortgage Loan, collectively, the “Total Debt”) to CorePoint Borrower L.L.C. (the “Revolver Borrower”), which indirectly owns 100% of the equity interests in the Borrowers and Operating Lessee. Any such funding of the Revolver is referred to herein as the “Revolver Loans.” The outstanding portion of the Revolver utilized as of June 19, 2018 was $25.8 million (including $0.8 million of letters of credit), but may vary during the term of the Mortgage Loan. For purposes of all calculations herein and all references to “Total Debt” as of the Cut-off Date, it is assumed that the Revolver is fully drawn at the applicable interest rate. The Loan Sponsor is an operating subsidiary of CorePoint Lodging Inc., a REIT (“CorePoint Parent”, and collectively with the Loan Sponsor and its affiliates, “CorePoint”). The Properties were acquired by CorePoint on the Origination Date as a result of the spin-off of the real estate business of La Quinta Holdings Inc. and its consolidated subsidiaries (collectively, the “La Quinta Predecessor Owner”). In connection with spin-off, the franchise and management business of the La Quinta Predecessor Owner was acquired by Wyndham Worldwide Corporation (“Wyndham Worldwide”) and its subsidiaries (collectively, “Wyndham”) through a merger on May 30, 2018. Proceeds of the Mortgage Loan were used to repay legacy La Quinta debt of approximately $1.0 billion that had been assumed by CorePoint, fund upfront reserves including a property improvement plan (“PIP”) reserve of approximately $15.0 million, and pay closing costs of approximately $27.0 million. The Mortgage Loan is secured by interests in 314 select service hotels (313 of which operate under the La Quinta brand and one of which operates under the Baymont brand) representing 40,184 rooms located across 41 states. The Portfolio is located in high demand markets, generally in close proximity to major employment centers, airports and transportation corridors. The top five states by allocated mortgage loan amount (“ALA” or “Allocated Loan Amount”) are Texas (19.6%), Florida (16.5%), California (13.2%), Colorado (6.7%) and Arizona (4.5%). The Portfolio is granular with no single Property accounting for more than 2.1% of the TTM NCF (as defined below). The average Property represents 0.3% of total ALA and 0.3% of TTM NCF. For the trailing 12 month period ending March 2018 (“TTM” or “TTM March 2018”), the Portfolio achieved a net cash flow (inclusive of amounts attributable to rental income from outparcel restaurants) (“NCF”) equal to approximately $183.5 million. For TTM March 2018, the Properties achieved an overall occupancy of 64.3%, an ADR of $86.31 and a RevPAR of $55.49 with corresponding penetration indexes of 98.5%, 98.2% and 97.2%, respectively. The Portfolio’s TTM NCF represents a debt yield (“DY”) for the Mortgage Loan and Total Debt of 17.7% and 15.5%, respectively. Based on TTM NCF and assumed annual debt service1 of approximately $49.8 million for the Mortgage Loan and approximately $59.7 million for the Total Debt, the NCF debt service coverage ratios (“DSCR”) for the Mortgage Loan and the Total Debt are 3.68x and 3.07x, respectively. 1 Based on an assumed one-month LIBOR of 2.0000%. Exhibit 99.1

Overview In 2016, the La Quinta Predecessor Owner began a strategic repositioning of its owned and franchised properties in order to (i) upgrade select properties to a stronger upper-midscale product by improving amenities, such as breakfast offerings, (ii) create a more consistent product across the brand and (iii) enhance their loyalty program to attract repeat guests. Starting in 2016, the La Quinta Predecessor Owner spent more than $200.0 million (approximately $27,000 per room) to begin the repositioning of 54 hotels upward within their respective markets in order to improve guest experience and to drive RevPAR growth. As of April 2018, 40 of the 54 Property have completed renovations, with an additional 12 Properties expected to be completed by the second quarter of 2018. 25 of the 54 Properties have been in service post-renovation for at least two months and have reported an increase in average net promoter score by approximately 42.7% and an increase in RevPAR and RevPAR penetration of approximately 12.9% and 11.1%, respectively. Since 2010, the Portfolio has undergone more than $700.0 million (approximately $18,000 per room) in capital expenditures. The Mortgage Loan is structured with a $15.0 million upfront reserve as well a monthly supplemental PIP reserve to collect an additional $5.1 million per year for brand mandated PIPs. The Loan Sponsor anticipates PIP work to be completed on a rolling basis over the term of the Mortgage Loan. The Mortgage Loan and Total Debt represent debt of $25,757 per room and $29,489 per room, respectively. The cumulative “As-Is” appraised value of the individual Properties (with each Property appraised individually without regard to other Properties) as determined by HVS Consulting and Valuation Services (“HVS”) as of February 15, 2018 is approximately $2.43 billion1 (approximately $60,487 per room) (the “Cumulative Appraised Value”). Based on the Cumulative Appraised Value, the loan-to-value ratio (“LTV”) of the Mortgage Loan and Total Debt is 42.6% and 48.8%, respectively. Based on the property-by-property appraisal, the valuation of seven Properties that are not subject to a mortgage totaled $17,600,000. Excluding such Properties that are not subject to a mortgage, the Cumulative As-Is LTV of the Mortgage Loan and Total Debt would be 42.9% and 49.1%, respectively. HVS also valued the Portfolio as a whole, as if sold in its entirety to a single buyer (the “Portfolio Appraised Value”). The Portfolio Appraised Value is $2.455 billion1, which results in an LTV of 42.2% and 48.3% for the Mortgage Loan and Total Debt, respectively. The Borrowers and the Operating Lessee are indirectly owned by CorePoint Parent. According to the Loan Sponsor, CorePoint Parent is the only publically traded U.S. lodging REIT focused on mid-scale and upperscale, select-service properties. In conjunction with the spin-off, the Borrowers and/or the Operating Lessee have entered into long-term management and franchise agreements with Wyndham. Keith A. Cline, former President and Chief Executive Officer (“CEO”) of the La Quinta Predecessor Owner, currently serves as President and CEO of CorePoint. 1 The “As-Is” appraised value and Portfolio Appraised Value include (i) displacement associated with the ongoing repositioning of 54 Properties and (ii) the as-is condition of 23 properties that were damaged by hurricanes in 2017; these hotels were in the process of being repaired and renovated at the time of the appraisers inspection.

Overview Iconic Brand with Experienced Management The La Quinta brand is an iconic hotel brand across North America, featuring more than 900 midscale and upper-midscale select service hotels across the U.S., Mexico and Canada. The La Quinta brand was acquired by Wyndham Worldwide on May 30, 2018 in conjunction with the spin-off to CorePoint of the La Quinta real estate assets. Wyndham Worldwide is a global hotel company featuring more than 55 brands across 125,000 properties located in more than 120 countries. The La Quinta brand will serve as the flagship mid-scale and upper-midscale brand within Wyndham’s portfolio, which primarily consisted of full-service and economy hotels. The La Quinta brand will become part of the Wyndham Rewards loyalty program with approximately 55.0 million members, which is approximately four times larger than the existing membership of the current La Quinta Returns loyalty program. According to the Loan Sponsor, the combination of Wyndham’s cloud-based revenue management system, algorithmic research systems, existing relationships and purchasing power in the market place is expected to improve operational efficiency and optimize the La Quinta brand’s cost structure. Significant Capital Expenditures with Strategic Repositioning Since 2010, more than $700.0 million (approximately $18,000 per room) in capital expenditures has been invested in the Portfolio. In 2016, the La Quinta Predecessor Owner began a strategic repositioning of its owned and franchised properties in order to (i) upgrade select properties to a stronger upper-midscale product by improving amenities, such as breakfast offerings, (ii) create a more consistent product across the brand and (iii) enhance their loyalty program to attract repeat guests. Starting in 2016, the La Quinta Predecessor Owner spent more than $200.0 million (approximately $27,000 per room) to reposition 54 hotels upward within their respective markets in order to increase guest experience and drive RevPAR growth. Renovations incorporated the “Del Sol” prototype, which is the newest build and design package for the La Quinta brand and related assets. The concept combines iconic brand elements and modern layouts to create a bold and inviting façade that caters to both business and leisure guests. 25 of the 54 Properties have been in service post-renovation for at least two months and have reported an increase in average net promoter score by approximately 42.8% and an increase in RevPAR and RevPAR penetration of approximately 12.9% and 11.1%, respectively, from pre-renovation. As of March 31, 2018, renovations at 40 of the Properties have been completed and 12 of the remaining 14 Properties are expected to be completed by the second quarter of 2018. Conservative Loan Metrics & Substantial Excess Cash Flow Based on TTM NCF of approximately $183.5 million and the assumed annual Total Debt debt service of approximately $59.7 million1, the Portfolio generates approximately $123.8 million of excess cash flow. Based on TTM NCF, the Mortgage Loan results in a strong DY and DSCR of 17.7% and 3.68x1 , respectively. 1 Based on an assumed one-month LIBOR of 2.0000%.

Overview Geographic Strength and Diversity The Portfolio benefits from substantial geographic diversification and granularity. The Properties are located in 41 U.S. states across 138 MSAs in close proximity to employment centers, airports and major travel thoroughfares. The majority of the TTM NCF and ALA are attributable to hotels located in from Texas (22.5% / 19.6%), Florida (13.2% / 16.5%), California (12.5% / 13.2%), Colorado (7.3% / 6.7%), and Arizona (5.0% / 4.5%). The largest MSAs by ALA are Miami-Fort Lauderdale-West Palm Beach, FL (6.5%), San Antonio-New Braunfels, TX (4.8%), Los Angeles-Long Beach-Anaheim, CA (4.8%), Denver-Aurora-Lakewood, CO (4.4%), and Dallas-Fort Worth-Arlington, TX (3.8%). No Property accounts for more than 2.1% of the TTM NCF or 2.1% of ALA. The average asset represents 0.3% of the TTM NCF and 0.3% of ALA. Experienced Sponsorship CorePoint Parent is a REIT established as a result of the spin-off of the La Quinta Predecessor Owner’s real estate assets from its management and franchise businesses in May 2018. According to the Loan Sponsor, CorePoint is the only publically traded U.S. lodging REIT focused on mid-scale and upperscale select-service properties. Keith A. Cline, former President and CEO of the La Quinta Predecessor Owner, currently serves as President and CEO of CorePoint. Mr. Cline joined the La Quinta Predecessor Owner in January 2013 as Executive Vice President and Chief Financial Officer (“CFO”). During this time, Mr. Cline led the La Quinta Predecessor Owner through its initial public offering. The Borrowers and the Operating Lessee entered into long-term management and franchise agreements with Wyndham Worldwide with respect to the La Quinta brand. The management and franchise agreements are scheduled to expire in May 2038.

CorePoint Hotel Portfolio Map The Collateral is comprised of (i) fee and/or leasehold interests in 306 La Quinta branded hotels and one Baymont branded hotel subject to a mortgage and (ii) a pledge of cash flow with respect to seven La Quinta branded hotels, located throughout the United States. The Properties are generally located in or around employment centers, airports and major thoroughfares. No property accounts for more than 2.1% of TTM NCF or 2.1% of ALA. State Properties Rooms TTM NCF % of Total Allocated Loan Amount % of Total Texas 69 9,335 $41,276,005 22.5% $202,400,000 19.6% Florida 49 5,982 24,144,119 13.2% 170,300,000 16.5% California 21 3,130 22,851,000 12.5% 136,500,000 13.2% Colorado 15 1,892 13,435,323 7.3% 69,100,000 6.7% Arizona 11 1,421 9,142,633 5.0% 46,100,000 4.5% Georgia 14 1,692 5,433,727 3.0% 38,100,000 3.7% North Carolina 9 1,180 5,838,005 3.2% 31,200,000 3.0% Louisiana 11 1,536 3,530,336 1.9% 31,100,000 3.0% Illinois 7 947 4,278,036 2.3% 26,300,000 2.5% South Carolina 5 674 4,444,581 2.4% 24,100,000 2.3% Top 10 211 27,789 $134,373,765 73.2% $775,200,000 74.9% Other 103 12,395 49,128,586 26.8% 259,800,000 25.1% Total 314 40,184 $183,502,351 100.0% $1,035,000,000 100.0%

Brand and Management Summary The Portfolio is comprised of (i) fee and/or leasehold interest in 306 La Quinta hotels and one Baymont hotel subject to a mortgage (ii) a pledge of cash flow with respect to seven La Quinta hotels, located throughout the United States. The Properties are operated by the Operating Lessee. In conjunction with the spin-off, the Borrowers and the Operating Lessee have entered into long-term management and franchise agreements with Wyndham Worldwide, which acquired the La Quinta brand and its management and franchise businesses. The La Quinta brand is an iconic brand across North America, featuring more than 900 mid-scale and upper-mid-scale select service hotels across the U.S., Mexico and Canada. Wyndham Worldwide is a global hotel company featuring more than 55 brands across 125,000 properties located in more than 120 countries and more than 220 vacation ownership resorts. The La Quinta brand will serve as the flagship mid-scale and upper-midscale brand within Wyndham’s portfolio, which until the spin-off had primarily consisted of full-service and economy hotels. The La Quinta brand will become part of the Wyndham Rewards loyalty program with approximately 55.0 million members, which is approximately four times the membership of its existing loyalty program, La Quinta Returns. According to the Loan Sponsor, the combination of Wyndham’s cloud-based revenue management system, algorithmic research systems, existing relationships and purchasing power in the market place is expected to improve operational efficiency and optimize the La Quinta cost structure. The management and franchise agreements are scheduled to expire on May 30, 2038.

Geographic Summary

The Portfolio is geographically diverse with 314 properties located across 41 states and 138 MSAs.

- The top five MSAs by Allocated Loan Amount are Miami-Fort Lauderdale-West Palm Beach, FL (6.5%), San Antonio-New Braunfels, TX (4.8%), Los Angeles-Long Beach-Anaheim, CA (4.8%), Denver-Aurora-Lakewood, CO (4.4%), and Dallas-Fort Worth-Arlington, TX (3.8%).

Geographical Summary

State	Properties	Rooms	TTM March 2018 NCF	% of Total	Allocated Loan Amount	% of Total	TTM March 2018 Occupancy[1]	TTM March 2018 ADR[1]	TTM March 2018 RevPAR[1]
Texas	69	9,335	$41,276,005	22.5%	$202,400,000	19.6%	63.5%	$81.87	$51.96
Florida	49	5,982	24,144,119	13.2	170,300,000	16.5	64.6%	$87.39	$56.42
California	21	3,130	22,851,000	12.5	136,500,000	13.2	73.4%	$101.71	$74.69
Colorado	15	1,892	13,435,323	7.3	69,100,000	6.7	67.3%	$94.96	$63.91
Arizona	11	1,421	9,142,633	5.0	46,100,000	4.5	71.6%	$88.37	$63.23
Georgia	14	1,692	5,433,727	3.0	38,100,000	3.7	58.0%	$80.12	$46.44
North Carolina	9	1,180	5,838,005	3.2	31,200,000	3.0	68.7%	$79.81	$54.82
Louisiana	11	1,536	3,530,336	1.9	31,100,000	3.0	57.7%	$77.98	$44.96
Illinois	7	947	4,278,036	2.3	26,300,000	2.5	62.0%	$105.10	$65.21
South Carolina	5	674	4,444,581	2.4	24,100,000	2.3	59.5%	$100.05	$59.53
Top 10 Total / Wtd. Avg.	**211**	**27,789**	**$134,373,765**	**73.2%**	**$775,200,000**	**74.9%**	**64.9%**	**$87.68**	**$56.93**
Other	103	12,395	49,128,586	26.8	259,800,000	25.1	62.9%	83.20	$52.32
Total / Wtd. Avg.	**314**	**40,184**	**$183,502,351**	**100.0%**	**$1,035,000,000**	**100.0%**	**64.3%**	**$86.31**	**$55.49**

[1] Occupancy and RevPAR are weighted based on available rooms. ADR is weighted based on occupied rooms.

7

Operating Performance The NCF of the Portfolio has increased by approximately 8.2% since 2011 from approximately $169.5 million to approximately $183.5 million for TTM March 2018. This is driven by an approximately 24.1% growth in the Portfolio ADR (weighted based on occupied rooms) from $69.56 to $86.31 over the same period. 2011 2012 2013 2014 2015 2016 2017 TTM March 2018 Occupancy1 62.3% 64.1% 65.3% 67.6% 67.4% 65.6% 65.0% 64.3% ADR1 $69.56 $73.08 $76.51 $80.07 $82.98 $84.74 $85.65 $86.31 RevPAR1 $43.35 $46.87 $49.96 $54.11 $55.95 $55.55 $55.64 $55.49 NCF ($000s) $169,535 $199,681 $219,009 $234,763 240,861 213,190 191,673 183,502 Mortgage Loan NCF Debt Yield2 16.4% 19.3% 21.2% 22.7% 23.3% 20.6% 18.5% 17.7% 1 Occupancy and RevPAR are weighted based on available rooms. ADR is weighted based on occupied rooms. 2 Based on a Mortgage Loan amount of $1.035 billion. Historical Performance 8

Capital Expenditures

Over $700.0 million (approximately $18,000 per room) was invested into the Portfolio from 2010 to 2017 with an average of approximately $92.0 million (approximately $2,300 per room) per year. $15.0 million was reserved at closing in connection with near-term PIP requirements. Additionally, the Property Managers or Borrowers are required to deposit $425,000 into a reserve account (held by the Property Manager or Lender, as applicable[1]) each month ($5.1 million annually) as a supplemental PIP reserve.

- In 2016, the La Quinta Predecessor Owner began a strategic repositioning of its owned and franchised properties in order to:
  - Upgrade select properties to a stronger upper-midscale product by improving amenities, such as breakfast offerings.
  - Create a more consistent product across the brands.
  - Enhance their loyalty program to attract repeat guests.
- Starting in 2016, the La Quinta Predecessor Owner spent more than $200.0 million (approximately $27,000 per room) to reposition 54 Properties upward within their respective markets in order to increase guest experience and drive RevPAR growth.
  - Renovations incorporated the "Del Sol" prototype, which is the newest build and design package for La Quinta franchised assets.
    - The concept combines iconic brand elements and modern layouts to create a bold and inviting façade that caters to both business and leisure guests.
  - 25 of the 54 Properties have been in service post-renovation for at least two months and have reported an increase in average net promoter score by approximately 42.7% and an increase in RevPAR and RevPAR penetration of approximately 12.9% and 11.1%, respectively, since pre-renovation.
  - As of March 31, 2018, renovations at 40 of the Properties have been completed and 12 of the remaining 14 Properties are expected to be completed by the end of second quarter 2018.

Historical Capital Expenditures

	2015	2016	2017	Total
Approx. Total	$70,000,000	$120,000,000	$195,000,000	**$385,000,000**
Approx. Per Room	*$1,800*	*$3,000*	*$4,900*	*$9,600*







9

Del Sol Prototype Features

The repositioning of 54 Properties include upgrades to bathrooms (vanities and tubs), common area, carpets/linoluem floors and the incorporation of Del Sol Prototype features.

Site / Building Exterior

- All exterior and site lighting is LED
- Building painted with Del Sol colors
- Signature wall panels installed on building
- Porte cochère modernized
- Decorative paving provided at the porte cochère
- Sunburst film on entry vestibule doors



Great Room

- Open connection provided between lobby and breakfast area
- Brightside market (sundry) provided with all amenities
- Pod desks installed
- Regional wall mural installed
- PTAC units removed (if applicable)
- Focal Wall installed with fireplace and TV
- Print station located in great room area
- Beverage station located in great room area
- Decorative tile mural above the breakfast serving counter



Fitness Center

- 500 square foot minimum area
- Updated equipment from Precor
- Resilient flooring (rubber or Chilewich)
- Large wood framed mirrors
- Signature Sun-Que wall vinyl
- Full height storefront windows



Guest Rooms

- C-tables provided in king rooms and suites
- Sectional sleeper sofas located in suites
- Cubie Blue alarm clocks located at nightstands
- Regional modernized artwork provided
- Minimum 42-inch televisions provided (two in the suites)



Guest Bathroom

- Provide a backlit LED mirror above the vanity
- Locate towels and hair dryer in the vanity base
- Provide artwork above the toilet
- Install sliding glass shower doors (in rooms with a shower)



Miscellaneous

- Remove any brass door hardware or other fixtures from the building
- Replace any damaged or discolored outlets, switches, cover plates and other similar items

10

Ground Lease Expirations

Eighteen Properties are subject to a ground lease, representing approximately 7.4% of the TTM NCF, of which 15 ground leases (based on their respective fully extended maturity dates) expire beyond the fully extended loan term. The weighted average remaining term based on room count is 46 years.

- There are currently 12 ground leases that provide for mortgagee protections customary in financeable ground leases and six ground leases where either (i) the lease does not permit a mortgage or (ii) a consent was not obtained to transfer the ground lease to the Borrowers.
  - For the six Properties where transfer is not permitted or consent was not obtained, these properties are subject to a cash flow pledge and are not subject to a mortgage. No Allocated Loan Amount was attributed to these six properties, which collectively represent 2.6% of total rooms.

Fully Extended Ground Lease Expiration Rollover Schedule[1]

Year	# of Properties	# of Rooms	% of Total Rooms	Cumulative % of Total Rooms	Allocated Loan Amount	% of Total ALA	Cumulative % of Total ALA
During Loan Term	3	524	1.3%	1.3%	$0	0.0%	0.0%
2034	1	100	0.2	1.6%	1,500,000	0.1	0.1%
2037	1	127	0.3	1.9%	0	0.0	0.1%
2039	1	101	0.3	2.1%	900,000	0.1	0.2%
2041	1	97	0.2	2.4%	0	0.0	0.2%
2043	1	187	0.5	2.8%	2,000,000	0.2	0.4%
2060 & Beyond	10	1,615	4.0	6.8%	51,900,000	5.0	5.4%
Total	**18**	**2,751**	**6.8%**		**$56,300,000**	**5.4%**	

[1] Represents fully extended ground lease term.

Ground Lease Buckets

	# of Ground Leases	% of Ground Leases	TTM March 2018 NCF	% of Total	Allocated Loan Amount	% of Total	"As-Is" Appraised Value	% of Total
Mortgage	12	66.7%	$10,853,832	5.9%	$56,300,000	5.4%	$131,400,000	5.4%
Pledge	6	33.3	2,709,382	1.5	0	0.0	15,600,000	0.6
Total	**18**	**100.0%**	**$13,563,214**	**7.4%**	**$56,300,000**	**5.4%**	**$147,000,000**	**6.0%**

11

Property Age

While the Portfolio has an average age of 30 years, there has been significant investment in renovating the Properties. Since 2010, more than $700.0 million (approximately $18,000 per room) in capital expenditures has been spent.

Year Built

								TTM March 2018					
Year Built	# of Properties	% of Total Properties	# of Rooms	% of Total Rooms	Allocated Loan Amount	% of Total ALA	Appraised Value[1]	Occupancy[2]	ADR[2]	RevPAR[2]	RevPAR Penetration[3]	NCF	% of Total NCF
1965 - 1975	33	10.5%	4,948	12.3%	$90,400,000	8.7%	$224,700,000	62.5%	$83.95	$52.51	95.3%	$19,012,574	10.4%
1976 - 1985	86	27.4	11,016	27.4	208,800,000	20.2	488,700,000	62.2%	$77.15	$47.96	104.88%	39,487,337	21.5
1986 - 1995	98	31.2	11,414	28.4	298,700,000	28.9	697,600,000	64.8%	$84.65	$54.84	94.44%	47,963,480	26.1
1996 - 2005	94	29.9	12,257	30.5	404,500,000	39.1	945,800,000	66.1%	$93.70	$61.98	93.09%	71,750,646	39.1
2006 - 2009	3	1.0	549	1.4	32,600,000	3.1	73,800,000	70.7%	$141.29	$99.95	105.10%	5,288,315	2.9
Total / Wtd. Avg.	**314**	**100.0%**	**40,184**	**100.0%**	**$1,035,000,000**	**100.0%**	**$2,430,600,000**	**64.3%**	**$86.31**	**$55.49**	**97.2%**	**$183,502,351**	**100.0%**

[1] Reflects the "As Is" appraised values on an individual property basis per appraisals by HVS dated as of February 15, 2018. The "As-Is" appraised value includes (i) displacement associated with the ongoing repositioning of 54 Properties and (ii) the as-is condition of 23 properties that were damaged by hurricanes in 2017; these hotels were in the process of being repaired and renovated at the time of the appraisers inspection.

[2] Occupancy and RevPAR are weighted by the number of available rooms. ADR is weighted by the number of occupied rooms.

[3] RevPAR Penetration is based upon data for each individual Property provided by STR. RevPAR Penetration has been calculated exclusive of six properties impacted by Hurricane Irma or Harvey for which no STR data was available.






Arlington – North / Dallas, Seattle – Bellevue / Kirkland, Orange County – Santa Ana and Flagstaff .

12

Historical Financials

Financial Summary (2015 - 2016)

	2015				2016			
Total Number of Hotels	314				314			
Total Number of Keys	40,184				40,184			
Available Room Nights	14,671,245				14,709,982			
Occupied Room Nights	9,891,713				9,642,668			
Occupancy	67.4%				65.6%			
Average Daily Rate	$82.98				$84.74			
RevPAR	$55.95				$55.55			
		POR	Per Room	%		POR	Per Room	%
REVENUES								
Rooms	$820,806,375	$82.98	$20,426	97.7%	$817,136,538	$84.74	$20,335	97.6%
Other Revenues	19,221,824	1.94	478	2.3	19,824,682	2.06	493	2.4
TOTAL REVENUES	$840,028,199	$84.92	$20,905	100.0%	$836,961,220	$86.80	$20,828	100.0%
DEPARTMENTAL EXPENSES								
Rooms	$192,615,581	$19.47	$4,793	23.5%	$207,803,959	$21.55	$5,171	25.4%
Other Departmental Expenses	4,558,383	0.46	113	23.7	4,817,729	0.50	120	24.3
TOTAL DEPARTMENTAL EXPENSES	$197,173,964	$19.93	$4,907	23.5%	$212,621,689	$22.05	$5,291	25.4%
GROSS OPERATING INCOME	**$642,854,235**	**$64.99**	**$15,998**	**76.5%**	**$624,339,531**	**$64.75**	**$15,537**	**74.6%**
TOTAL UNDISTIBUTED OPERATING EXPENSES	$230,941,104	$23.35	$5,747	27.5%	$239,886,696	$24.88	$5,970	28.7%
GROSS OPERATING PROFIT	**$411,913,131**	**$41.64**	**$10,251**	**49.0%**	**$384,452,835**	**$39.87**	**$9,567**	**45.9%**
MANAGEMENT & FRANCHISE FEES								
Management Fee[1]	$42,001,410	$4.25	$1,045	5.0%	$41,848,061	$4.34	$1,041	5.0%
Franchise Fee[1]	41,413,881	4.19	1,031	4.9	$41,249,228	$4.28	1,027	4.9
TOTAL MANAGEMENT & FRANCHISE FEES	$83,415,291	$8.43	$2,076	9.9%	$83,097,289	$8.62	$2,068	9.9%
TOTAL FIXED EXPENSES	$57,343,781	$5.80	$1,427	6.8%	$58,123,427	$6.03	$1,446	6.9%
EBITDA	**$271,154,059**	**$27.41**	$6,748	**32.3%**	**$243,232,119**	**$25.22**	$6,053	**29.1%**
FF&E Reserve	33,601,128	3.40	836	4.0	33,478,449	$3.47	833	4.0
Hotel NCF	**$237,552,931**	**$24.02**	$5,912	**28.3%**	**$209,753,670**	**$21.75**	$5,220	**25.1%**
Restaurant Rent[2]	3,307,716	0.33	82	0.4	3,436,080	$0.36	86	0.4
NCF	**$240,860,647**	**$24.35**	**$5,994**	**28.7%**	**$213,189,750**	**$22.11**	**$5,305**	**25.5%**

[1] Management Fee and Franchise Fee have been adjusted historically to reflect the going-forward contractual Management Fee equal to 5.0% of revenue and Franchise Fee equal to 5.0% of Rooms Revenue.
[2] Restaurant Rent represents the rental revenue generated from properties that have leased freestanding restaurant operations on site.

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Historical Financials

Financial Summary

	2017				TTM March 2018			
Total Number of Hotels	314				314			
Total Number of Keys	40,184				40,184			
Available Room Nights	14,587,661				14,520,512			
Occupied Room Nights	9,476,120				9,335,115			
Occupancy	65.0%				64.3%			
Average Daily Rate	$85.65				$86.31			
RevPAR	$55.64				$55.49			
(000)'s		**POR**	**Per Room**	**%**		**POR**	**Per Room**	**%**
REVENUES								
Rooms	$811,647,053	$85.65	$20,198	97.7%	$805,725,887	$86.31	$20,051	97.7%
Other Revenues	19,006,992	2.01	473	2.3	18,667,526	2.00	465	2.3
TOTAL REVENUES	$830,654,045	$87.66	$20,671	100.0%	$824,393,413	$88.31	$20,515	100.0%
DEPARTMENTAL EXPENSES								
Rooms	$218,720,335	$23.08	$5,443	26.9%	$218,678,708	$23.43	$5,442	27.1%
Other Departmental Expenses	4,937,408	0.52	123	26.0	5,021,133	0.54	125	26.9
TOTAL DEPARTMENTAL EXPENSES	$223,657,743	$23.60	$5,566	26.9%	$223,699,841	$23.96	$5,567	27.1%
GROSS OPERATING INCOME	**$606,996,302**	**$64.06**	**$15,105**	**73.1%**	**$600,693,573**	**$64.35**	**$14,949**	**72.9%**
TOTAL UNDISTRIBUTED OPERATING EXPENSES	$249,315,024	$26.31	$6,204	30.0%	$251,635,520	$26.96	$6,262	30.5%
GROSS OPERATING PROFIT	**$357,681,278**	**$37.75**	**$8,901**	**43.1%**	**$349,058,053**	**$37.39**	**$8,686**	**42.3%**
MANAGEMENT & FRANCHISE FEES								
Management Fee[1]	$41,532,702	$4.38	$1,034	5.0%	$41,219,671	$4.42	$1,026	5.0%
Franchise Fee[1]	40,943,987	4.32	1,019	4.9	40,626,536	4.35	1,011	4.9
TOTAL MANAGEMENT & FRANCHISE FEES	$82,476,689	$8.70	$2,052	9.9%	$81,846,207	$8.77	$2,037	9.9%
TOTAL FIXED EXPENSES	$54,134,690	$5.71	$1,347	6.5%	$54,467,700	$5.83	$1,355	6.6%
EBITDA	**$221,069,899**	**$23.33**	**$5,501**	**26.6%**	**$212,744,146**	**$22.79**	**$5,294**	**25.8%**
FF&E Reserve	33,226,162	3.51	827	4.0	32,975,737	3.53	821	4.0
Hotel NCF	**$187,843,737**	**$19.82**	**$4,675**	**22.6%**	**$179,768,405**	**$19.26**	**$4,474**	**21.8%**
Restaurant Rent[2]	3,829,106	0.40	95	0.5	3,733,947	0.40	93	0.5
NCF	**$191,672,843**	**$20.23**	**$4,770**	**23.1%**	**$183,502,351**	**$19.66**	**$4,567**	**22.3%**

[1] Management Fee and Franchise Fee have been adjusted historically to reflect the going-forward contractual Management Fee equal to 5.0% of revenue and Franchise Fee equal to 5.0% of Rooms Revenue.
[2] Restaurant Rent represents the rental revenue generated from properties that have leased freestanding restaurant operations on site.

14